Exhibit 10.14

ZEN Building 201 Fuller Road, 6th Floor Albany, NY 12203 tel 518.810.0700 commercehub.com

PERSONAL AND CONFIDENTIAL

April 18, 2016

Robert Marro
[Address]

This is a Release and Separation Agreement (the “Agreement”) between Robert Marro (“Employee,” “you” or “your”) and Commerce Technologies, Inc. (“CommerceHub” and, together with its successors, parent entities, subsidiaries and affiliates, the “Company Entities”).

Dear Bob:

As you are aware, CommerceHub is currently in the process of an executive search for a new Chief Financial Officer and a Chief Accounting Officer and is expected to fill one or both of these roles in the weeks ahead.  Subject to earlier termination of your employment at your discretion or at CommerceHub’s discretion in accordance with the at-will nature of your continued employment, CommerceHub desires you to continue as an employee of CommerceHub through November 30, 2016 (the period from the Effective Date through November 30, 2016, the “Transition Period”) on the terms and conditions set forth in this Agreement.  This Agreement will become effective only if you execute and deliver a signed copy of this Agreement to CommerceHub’s General Counsel at the address specified in Section 14(a) below not later than June 4, 2016, CommerceHub countersigns it (following approval by its board of directors), and the Agreement Revocation Period specified in Section 14(a) below expires without you revoking this Agreement (the date as of which such conditions are met being the “Effective Date”).  CommerceHub agrees to submit this Agreement to its board for approval within 2 business days following the day on which you execute and deliver it to CommerceHub’s General Counsel.

You and CommerceHub wish to conclude your employment relationship on an amicable basis.  Accordingly, for good and valuable consideration as provided for in this Agreement, and intending to be legally bound, you and CommerceHub agree as follows:

1.                                      Termination of Employment Agreement; 2016 Bonus; Resignation from other Duties.

a.              Your employment with CommerceHub as its Chief Financial Officer has been governed by the terms of the Employment Agreement between you and CommerceHub dated as of February 21, 2007, as amended by an Amendment effective as of December 31, 2008 (the “Employment Agreement”), which Employment Agreement is hereby terminated as of the Effective Date with respect to the period from and after the Effective Date.  Without limiting the foregoing, you acknowledge that if you or CommerceHub terminates your employment for any reason after the Effective Date, you will not be entitled to any severance or other benefits pursuant to the Employment Agreement or pursuant to any other plan or agreement other than this Agreement.

Release and Separation Agreement

b.              Notwithstanding the termination of the Employment Agreement, you will retain the title of Chief Financial Officer until the Effective Date.  Commencing on June 4, 2016, you will serve in the non-officer role of Transition Advisor, and in such capacity you will perform such duties as may be reasonably requested of you by the Chief Executive Officer of CommerceHub for the transitioning of your Chief Financial Officer duties to CommerceHub’s new Chief Accounting Officer.  If you continue to be employed by CommerceHub following such time as CommerceHub appoints the Chief Financial Officer, you will serve as a Transition Advisor to assist with the transition of your duties to the new Chief Financial Officer and Chief Accounting Officer but in either case, you will not be an officer of CommerceHub during the period that you serve as Transition Advisor.  Your current salary and benefits shall continue uninterrupted and without diminution through the Transition Period, or until the date of your earlier termination.

c.               In consideration of the Retention Benefits specified in Section 2(c) below, you agree that effective as of the Effective Date, you are no longer entitled to any bonus for calendar year 2016.

d.              Effective as of the earlier of the actual date of termination of your employment (the “Date of Termination”) or such earlier date that CommerceHub requests you to do so (it being understood that you and CommerceHub agree and intend to transition such roles as expeditiously as practicable), you will resign and relinquish all right, title and authority as a director, officer, agent, committee member or representative of any nature whatsoever, whether appointed, elected, nominated or otherwise assigned or assumed, of any Company Entity, and will also resign from any and all such positions you then hold with respect to any other entity at the request of or behalf of CommerceHub, including (without limitation) your role as director of CommerceHub (UK) Ltd. and, if applicable as of such date, your role as a member of the Plan Administrative Committee for CommerceHub’s 401(k) plan.  You further agree to take action as requested by CommerceHub to assist CommerceHub’s transition of any titles or roles you may hold, and any signing authority you may have on behalf of any Company Entity (e.g., bank or investment accounts), including executing any required documents as CommerceHub may determine necessary to accomplish the purposes of this paragraph.

2.                                      Retention Benefits.  If, subsequent to the Effective Date, you are terminated by CommerceHub without Just Cause (as defined below), or you remain continuously employed with CommerceHub through the end of the Transition Period, then subject to (i) any additional conditions set forth in the subsections below and (ii) the Second Release Condition and the Interim Release Condition set forth in the following sentences having been timely satisfied by the applicable payment date specified below, you will, in addition to your salary through the Date of Termination, receive the amounts specified in Sections 2(a) through 2(e) below at the times specified therein (the “Retention Benefits”), less all applicable payroll deductions and withholding.  You will not be entitled to receive any of the Retention Benefits unless you have executed and delivered to CommerceHub a General Release of Claims and Covenant Not to Sue in the form attached to this Agreement as Exhibit 1 (“Second Release”) within 21 days following the Date of Termination and you do not thereafter revoke the Second Release during the Second Revocation Period specified in Section 14(b) and in the Second Release (the “Second Release Condition”).  Additionally, in the event that you are employed beyond the end of the Transition Period, you will not be entitled to receive any of the Retention Benefits unless you have executed and delivered to CommerceHub an interim General Release of Claims and Covenant Not to Sue in the form attached to this Agreement as Exhibit 1 (as modified by the Company to reflect that such release is not being delivered in connection with a termination of employment, the  “Interim Release”) and you do not thereafter revoke the Interim Release during the Interim Revocation Period specified in Section 14(c) and in the Interim Release (the “Interim Release Condition”).  For greater clarity the Second Release and Interim Release both refer to the same form of General Release of Claims and Covenant Not to Sue attached as Exhibit 1, but differ in the timing of when they are required to be delivered.  If your employment with CommerceHub terminates prior to or concurrent with the end of the Transition Period, the Interim Release Condition will not apply.

a.              Initial Retention Payment.  You will receive a payment in the amount of $270,400, which amount reflects one year’s base salary in a lump sum, which amount will be paid no later than the 35th day following the earlier of your Date of Termination by CommerceHub without Just Cause or the end of the Transition Period if you continue to be employed on such date (or if that day is not a business day, on the next succeeding business day).

b.              Minimum Period Payment.  If CommerceHub terminates your employment without Just Cause during the three (3) month period commencing on the Effective Date (the “Minimum Period”), you will receive an additional lump sum payment in an amount equal to your base salary for the period from the Date of Termination through the last day of the Minimum Period, which amount will be paid no later than the 35th day following the Date of Termination (or if that day is not a business day, on the next succeeding business day).

c.               Additional Retention Payment. You will receive an additional lump-sum payment in an amount equal to the product of $108,160 multiplied by a fraction, the numerator of which is the greater of (i) number of days during calendar year 2016 from January 1, 2016 through your Date of Termination; or (ii) two hundred and forty-four (244) days, and the denominator of which is 366.  This lump-sum payment will be paid (1) on the 35th day following your Date of Termination by CommerceHub without Just Cause; (2) on the 35th day following the end of your Transition Period, if you remain employed through that date and do not extend your employment by mutual agreement with CommerceHub; or (3) on March 15, 2017 if you continue to be employed on such date (or if that day is not a business day, on the next succeeding business day).

d.              Equity Awards; Accelerated Vesting; Termination.

i.                  Outstanding Awards.  You represent and agree that except for the Forfeited SARs  (as defined below), you do not as of the Effective Date hold any outstanding options, restricted stock, SARs, phantom awards or other equity incentives or interests previously granted to you by CommerceHub in connection with your employment or otherwise.

ii.               Payment in Lieu of Acceleration of SARs. You shall receive a lump-sum payment of Four Hundred and Fifty-Seven Thousand, Eight Hundred and Seventy-Five dollars ($457,875.00). This amount reflects the liquidation value of 37,500 Stock Appreciation Rights (“SARs”) under the current Fair Market Value price of $35.64.  This amount will be paid on the 35th day following the earlier of your Date of Termination by CommerceHub without Just Cause or the end of the Transition Period if you continue to be employed on such date (or if that day is not a business day, on the next succeeding business day).

iii.            Termination of SARs. You agree that effective as of the Effective Date, you hereby irrevocably forfeit and cancel all of your rights to (A) the 37,500 SARs previously granted to you on January 29, 2015 pursuant to the Notice of Stock Appreciation Right Grant between you and CommerceHub in connection therewith (the “2015 SARs Agreement”) that would have vested on January 29, 2017 had you remained an employee as of such date, (B) the 37,500 SARs previously granted to you pursuant to the 2015 SARs Agreement that would have vested on January 29, 2018 had you remained an employee as of such date and (C) the 37,500 SARs previously granted to you pursuant to the 2015 SARs Agreement that would have vested on January 29, 2019 had you remained an employee as of such date (the total sum of 112,500 SARs described in (A), (B) and (C), the “Forfeited SARs”), and such Forfeited SARs, and all of your rights thereto, will hereby be terminated.  For the avoidance of doubt, the termination of the Forfeited SARs described in this paragraph constitutes an amendment to the 2015 SARs Agreement.

e.               COBRA Coverage.  If you timely elect continued coverage under CommerceHub’s medical plan or plans (including any dental, vision, prescription drug, or similar plan) pursuant to COBRA or any other applicable law, then CommerceHub will pay the applicable premium required for COBRA continuation coverage for you (and your spouse and eligible dependents, if they were covered under the applicable insurance immediately prior to the cessation of your employment) for a period of 18 months following your Date of Termination by CommerceHub without Just Cause, the expiration of the Transition Period, or your Date of Termination at some point subsequent to the expiration of the Transition Period should both parties agree to continue your employment. Should you make such a timely election to continue health care coverage pursuant to COBRA, your coverage for the plans elected will retroactively take effect from the date that your CommerceHub employment medical benefits ceased, which shall not be any earlier than your Date of Termination.  Your election of COBRA benefits should be sent directly to Commerce Technologies, Inc.  Further instructions will be outlined in your COBRA materials.  All benefits provided to you as a CommerceHub employee will terminate as of the Date of Termination.

f.                Definition of Just Cause.  In the event of termination pursuant to this Section for Just Cause (as hereinafter defined), the Company shall deliver to you written notice setting forth the basis for such termination, which notice shall specifically set forth the nature of the Just Cause which is the reason for the termination. As used in this Agreement, “Just Cause” means (i) your failure (excluding where due to a disability), neglect or refusal to perform your duties under this Agreement (which duties shall consist of utilizing your reasonable good faith efforts to facilitate the transition of your prior role as CFO to the new CAO or CFO and to impart to the CAO/CFO the knowledge you have gained relating to your prior role), which failure, neglect or refusal shall not have been corrected by you within 30 days of your receipt of written notice from CommerceHub of such failure, neglect or refusal, which notice shall  specifically set forth the nature of said failure, neglect or refusal, (ii) your performance of any willful or intentional misconduct that has the effect of injuring the reputation or business of CommerceHub, (iii) any continued or repeated absence from CommerceHub, unless such absence is approved or excused by CommerceHub, (iv) your conviction for the commission of a felony, or (v) your commission of an act of fraud or embezzlement against CommerceHub.

3.                                      Unemployment Compensation.  Although approving unemployment insurance benefits is a decision made by the state of your residence, should you wish to file an unemployment compensation claim with such state, CommerceHub will not contest your unemployment compensation claim.  For greater clarity the forgoing will not, and is not intended to, restrict or otherwise interfere with CommerceHub’s ability and obligation to comply with applicable law and to respond adequately and truthfully to inquiries from any applicable governmental, judicial or administrative body, including without limitation, the NY Department of Labor or other state, Federal or local agency.

4.                                      Vacation Pay.  CommerceHub will pay you for your accrued, but unused paid time off (“PTO”) up to the maximum number of hours you are eligible to accrue per CommerceHub’s PTO policy (unless otherwise required by law), reduced by all required payroll deductions and withholdings, with such payment to be made on the first CommerceHub semimonthly payroll date following the Date of Termination (unless otherwise required by law), per the guidelines in the PTO policy.

5.                                      Return of Company Property.  Following the Date of Termination, you agree to return promptly to CommerceHub all Company Entity property that is in your possession or otherwise under your control, including without limitation, any of CommerceHub’s and its customers’ documentation and records (including all copies thereof), any personal computing devices, mobile devices and accompanying data (including any and all copies thereof), other equipment, corporate credit cards and office keys.  The parties agree that you may keep your current cellular phone (an iPhone 6) and phone number.  You agree to allow CommerceHub to wipe the phone of all CommerceHub data and contacts and to assume all financial responsibly for the device.

6.                                      Release of Claims; Indemnification Agreement Acknowledgement.

a.                                      Release by You.  Except as set forth in Section 8 below, in consideration of the payments and benefits described herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, you, for yourself, your heirs, beneficiaries, assigns and legal successors in interest, agree to fully and forever release, discharge, indemnify and hold harmless each of the Company Entities (including, without limitation, CommerceHub and its direct or indirect parents, subsidiaries, and affiliates), and the respective directors, officers, shareholders, controlling persons, employees, agents, attorneys, and insurers, predecessors in interest, and successors in interest, and any affiliate of any of the foregoing (collectively, the “Company Released Persons”) of and from, and you hereby waive, any and all claims, suits, demands, actions and/or other causes of action, whether for contribution or indemnification, debts or other sums of money, covenants, contracts, agreements, promises, damages, judgments, settlements, fines, penalties or any other demands, liabilities or obligations of any kind or nature whatsoever, in law or at equity, asserted or unasserted, known or unknown, which you now have, ever had, or ever claimed to have had (collectively “Claims”) against any of the Company Released Persons occurring up to and including the date that you sign this Agreement, including without limitation, any Claims arising out of, connected with or in any way related to your employment with CommerceHub, your Employment Agreement and/or the decision to terminate your employment (which you acknowledge has already been made at the time this Agreement is signed), other than your right to enforce the terms of this Agreement. You acknowledge and agree that this release, discharge, indemnification and waiver includes, without limitation, any Claim based on any principles of tort or common law or on any foreign, local, state or federal statute, including those relating to age, sex, race, disability, religion, national origin, or other form of discrimination or any other employment related matter, including without limitation any Claims under the National Labor Relations Act; the Fair Labor Standards Act; the Occupational Safety and Health Act; the Employee Retirement Income Security Act of 1974; Title VII of the Civil Rights Act of 1964; the Racketeer Influenced and Corrupt Organizations Act; the Age Discrimination in Employment Act of 1967; the Vietnam Era Veterans’ Readjustment Assistance Act of 1972; the Older Workers Benefits Protection Act of 1989; the Americans with Disabilities Act of 1990; the Family Medical Leave Act of 1993; collection law; any other statutes or common law principles; the New York Human Rights Law, the New York Labor Law, the nondiscrimination and/or retaliation provisions of the New York Workers’ Compensation Law, and any other federal, state or local employment laws and regulations, and all common law claims of the State of New York, including, but not limited to, claims of express or implied contract, wrongful discharge, defamation, slander, intentional and negligent infliction of emotional distress, and all claims for attorneys’ fees, costs and expenses, and any other claims arising out of or related to your employment with CommerceHub, and the termination of that employment; provided, however, that this shall not affect your right to enforce the terms of this Agreement.

You acknowledge that you intend that this Agreement shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied.  You expressly consent that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown, unsuspected or unanticipated Claims (notwithstanding any statute that expressly limits the effectiveness of a general release of unknown, unsuspected or unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied that may exist up to and including the date of this Agreement.  You acknowledge and agree that this release is an essential and material term of this Agreement, and CommerceHub is entering into this Agreement in reliance on such release.  You further agree that if you bring a Claim seeking damages or relief against any Company Released Person, or if you seek to recover against any Company Released Person in any Claim brought by a governmental agency on your behalf, the release set forth in this Agreement shall serve as a complete defense to such Claims, and you shall reimburse each Company Released Person for any attorneys’ fees or expenses or other fees and expenses incurred in defending any such Claim.

You further agree that you will not be entitled to and will disclaim and refuse relief from, or sought by, any administrative agency based upon or investigating any Claim or other matter released in this Agreement.

Without in any way limiting the generality of the foregoing release of Claims, you agree that, other than the payment(s) in Sections 2 (Retention Benefits) and 4 (Vacation Pay) above, you are not entitled to any other compensation, remuneration, bonus, severance, benefit, compensation, payment or incentive (including any capital stock, stock option, stock appreciation right or any other equity-based incentive) or any bonus or reimbursement of any expenses of any kind or nature or expectation of remuneration from any Company Released Person, whether pursuant to any pre-existing or contemporaneous oral or written agreement or otherwise.

b.                                      Release by CommerceHub.

Except with respect to Unreleased Claims (as defined below), in consideration of the benefits described herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, effective as of the Effective Date, CommerceHub, for itself, its assigns and legal successors in interest, agrees to fully and forever release, discharge, indemnify you and hold you harmless of and from, and hereby waives, any and all claims, suits, demands, actions and/or other causes of action, whether for contribution or indemnification, debts or other sums of money, covenants, contracts, agreements, promises, damages, judgments, settlements, fines, penalties or any other demands, liabilities or obligations of any kind or nature whatsoever, in law or at equity, asserted or unasserted, known or unknown, which CommerceHub now has, ever had, or ever claimed to have had (collectively, but specifically excluding Unreleased Claims, “Company Claims”) against you occurring up to and including the date that you sign this Agreement, including, without limitation, any Company Claims arising out of, connected with or in any way related to your employment with CommerceHub and/or the decision to terminate your employment. CommerceHub acknowledges and agrees that this release, discharge, indemnification and waiver includes, without limitation, any Company Claim based on any principles of tort or common law or on any foreign, local, state or federal statute, including those relating to age, sex, race, disability, religion, national origin, or other form of discrimination or any other employment related matter, and any other federal, state or local employment laws and regulations, and all common law claims of the State of New York, including, but not limited to claims for attorneys’ fees, costs and expenses, and any other claims arising out of or related to your employment with CommerceHub, and the termination of that employment.

For purposes of this Agreement, “Unreleased Claims” means (i) any claims, suits, demands, actions, causes of action, whether for contribution or indemnification, damages, judgments, settlements, fines, attorney fees, costs, penalties or any other demands, liabilities or obligations of any kind or nature whatsoever, in law or at equity, asserted or unasserted, known or unknown, which CommerceHub is not required to indemnify you for under the Indemnification Agreement between you and CommerceHub dated as of October 7, 2014 (the “Indemnification Agreement”), and (ii) any right of CommerceHub to enforce the terms of this Agreement and/or the Indemnification Agreement.

CommerceHub acknowledges that it intends that this Agreement shall be effective as a bar to each and every one of the Company Claims hereinabove mentioned or implied. CommerceHub expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown, unsuspected or unanticipated Company Claims (notwithstanding any statute that expressly limits the effectiveness of a general release of unknown, unsuspected or unanticipated Company Claims), if any, as well as those relating to any other Company Claims hereinabove mentioned or implied that may exist up to and including the date of this Agreement.  CommerceHub acknowledges and agrees that this release is an essential and material term of this Agreement, and you are entering into this Agreement in reliance on such release.  CommerceHub further agrees that if it brings a Company Claim seeking damages or relief against you, or if it seeks to recover against you in any Company Claim brought by a governmental agency on its behalf, the release set forth in this Agreement shall serve as a complete defense to such Company Claims, and it shall reimburse you for any attorneys’ fees or expenses or other fees and expenses incurred in defending any such Company Claim.

c.                                       Indemnification Agreement Acknowledgement.  The parties acknowledge that nothing in this Section 6 shall limit or modify in any manner CommerceHub’s requirement to indemnify you pursuant to the Indemnification Agreement and it is further acknowledged that, notwithstanding anything to the contrary set forth in the Indemnification Agreement, CommerceHub’s obligations to indemnify you thereunder shall continue to apply to you whether you are serving as Chief Financial Officer or as Transition Advisor.

7.                                      Covenant Not to Sue or Otherwise Pursue a Claim.  Except as described in Section 8 below, you represent that you have not and agree that you will not file, claim or cause or permit to be filed or claimed, any action for legal or equitable relief (including damages, injunctive, declaratory, monetary or other relief) involving any Claim or other matter released in this Agreement.  If any such suit is filed against a Company Released Person in breach of this covenant not to sue, this covenant will, in each instance, constitute a complete defense to such suit.  If you violate any provision of Sections 6 (Release of Claims) or 7 (Covenant Not to Sue or Otherwise Pursue a Claim), one or more of the Company Released Persons will be entitled to recover from you any costs and attorneys’ fees incurred by any of them in defending such action.  Notwithstanding anything in this Agreement to the contrary, CommerceHub shall have no obligation to make any of the payments specified in Section 2 above (if any) if you breach this Agreement in any material respect or if you breach any of the covenants contained in Section 10 of this Agreement, and, in addition to any other remedies contained herein, CommerceHub shall be entitled to reimbursement of any payments which have already been made to you hereunder.

8.                                      EEOC Proceedings.  Nothing in this Agreement shall be deemed to prohibit you from filing a charge with, or participating in any investigation or proceeding conducted by, the U.S. Equal Employment Opportunity Commission (EEOC).  This Agreement, however, does operate to prevent you from seeking or recovering monetary damages or other individual-specific relief in connection with any such investigation or proceeding.

9.                                      Confidentiality of this Agreement.  You and CommerceHub agree to keep the existence and terms and conditions of this Agreement confidential except that (a) you may disclose the existence, and the terms and conditions of, this Agreement in the context of a privileged communication to your accountant or your attorney, in each case, who is obligated to maintain such information in accordance with this Agreement and in accordance with applicable professional canons restricting the disclosure of client confidences and (b) CommerceHub may disclose the existence and terms and conditions of this Agreement to the extent it is required to do so under applicable law, including applicable securities disclosure requirements.

10.                               Restrictive Covenants.

a.              No Competing Employment.  You hereby warrant and agrees that you will not, while you are an employee of CommerceHub and for a period of twelve (12) months from the date of the termination of your employment by CommerceHub or you for any reason (the “Restricted Period”), directly or indirectly, own, manage, operate or control, or act in the capacity of a director, officer, employee or consultant, for the purpose of rendering executive services which are reasonably related, substantially similar or identical to the services you rendered to CommerceHub as Chief Financial Officer, in any business that is in direct competition with the business in which CommerceHub is engaged and has its principal place of business in the continental United States.  For purposes of this Agreement only, the definition of the business in which CommerceHub is engaged is the following: providing order fulfillment information processing services to any merchant, supplier and/or shipping carrier customers.

b.              Non-Disclosure of Confidential Information.  You agree not to disclose to any person or entity, or use for commercial purposes or allow third parties to use for commercial purposes, at any time after the date hereof, any information not in the public domain or generally known in the industry, in any form, acquired by you while employed by CommerceHub, relating to CommerceHub, including but not limited to information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, price lists, financial or other data, business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs, printouts, plans (business, technical or otherwise), customer and industry lists, internal reports, personnel files, sales and advertising material, telephone numbers, names and addresses, or any other compilation of information (whether written or unwritten) which is or was used in the business of CommerceHub.

c.               No Interference.  During the Restricted Period, you shall not, whether for your own account or for the account of any other individual, partnership, firm, corporation or other business organization, directly or indirectly solicit, endeavor to entice away from CommerceHub or otherwise interfere with the relationship of CommerceHub with any person who, to your knowledge, is employed by CommerceHub or who is, or was within the prior twelve months, a customer or a client of CommerceHub.  This provision shall not prohibit you from: (i) soliciting or contacting any customer or client of CommerceHub in connection with any business that is not of the same nature as the business in which CommerceHub is engaged or (ii) contacting former employees of CommerceHub who have not been employed by CommerceHub for at least three months.

d.              Inventions, etc.  You hereby sell, transfer and assign to CommerceHub or to any person or entity designated by CommerceHub, all of your entire right, title and interest in and to all inventions, ideas, disclosures and improvements whether patented or unpatented, and copyrightable material, made or conceived by you, solely or jointly, during your employment by CommerceHub which relate to methods, apparatus, designs, products, processes or devices, sold, leased, used or under consideration or development by CommerceHub, or which otherwise relate to or pertain to the business, functions or operations of CommerceHub or which arise from your efforts pursuant to your employment for CommerceHub.  You shall communicate promptly and disclose to CommerceHub, in such form as CommerceHub reasonably requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements, and you (regardless of whether still employed by CommerceHub) shall execute and deliver to CommerceHub such formal transfers and assignments and such other papers and documents prepared at the sole expense of CommerceHub as may be necessary or required of you to permit CommerceHub or any person or entity designated by CommerceHub to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereof Any invention relating to the business of CommerceHub and disclosed by you within one year following the termination of your employment with CommerceHub shall be deemed to fall within the provisions of this paragraph unless proved to have been first conceived and made following such termination.  In the event you are required to perform under this Section 10(d) subsequent to your employment with CommerceHub, (i) your performance, to the extent practicable, shall not be unduly burdensome with regard to your activities or employment at such time and (ii) CommerceHub shall compensate you at a rate of $150 per hour.  Notwithstanding the preceding sentence, you and CommerceHub agree that if necessary (as reasonably determined by CommerceHub in light of the importance of protecting its intellectual property), you will immediately perform hereunder.

e.               Injunctive Relief.  You acknowledge that the restrictions in Sections 10(a)-(d) hereof are fair and reasonable given the nature of CommerceHub’s business and agree that a violation of any of the respective covenants herein will cause irreparable injury to CommerceHub not adequately compensable by money damages, and CommerceHub shall be entitled, in addition to any other rights and remedies it may have hereunder, to enforce such restrictions by temporary or permanent injunctive or mandatory relief obtained in a court of competent jurisdiction without the necessity or proving damages and without prejudice to any other remedies it may have at law.

f.                Extension of Restricted Period.  In addition to the remedies CommerceHub may seek and obtain pursuant to Section 10( e) above, the Restricted Period shall be extended by any and all periods during which you shall be found by a court to have been in violation of the restrictions contained in Section 10(a)-(c) but in no event shall any such extension(s) exceed one (1) year in the aggregate.

g.               If any provision of this Section 10 is deemed to be overly broad and unenforceable by any court, such offending provision shall be automatically amended to be given the effect permissible under applicable law which is closest to the original intent of the parties, and if no such effect is possible, such offending provisions shall be deemed stricken from this Agreement.  However, in either case, the remaining provisions of this Agreement shall remain in full force and effect and be binding upon the parties in accordance with their stated terms.

11.                               Your Availability and Cooperation.  You agree to make yourself reasonably available by telephone or email from time to time upon request by CommerceHub for your assistance in connection with any matter related to your former employment, without additional consideration for any such assistance.  CommerceHub agrees that it shall not require your services in this regard unless it has made reasonable efforts to resolve the issue through internal efforts without your involvement.  You further agree and understand that you will make yourself available, cooperate in any reasonable manner, and provide assistance in connection with any investigation, litigation or other legal proceeding which relates to your previous employment.  CommerceHub, including its attorneys and agents, will use reasonable efforts to ensure that the cooperation or assistance requested from you will not interfere with your personal plans, obligations or any subsequent employment you obtain.  If CommerceHub requests such cooperation, CommerceHub will reimburse you for your reasonably incurred out-of-pocket expenses in connection therewith.

12.                               Your Acknowledgement; Equitable Relief.  You acknowledge that the types and period of restrictions imposed on you in this Agreement are fair and reasonable, and that such restrictions are intended solely to protect the legitimate interests of CommerceHub.  You recognize that your access to Confidential Information makes it necessary for CommerceHub to restrict your post-employment activities as provided herein because your access to Confidential Information could be used to the Company Entities’ detriment.  You also acknowledge and agree that if you should breach the covenants, restrictions or agreements contained in this Agreement, irreparable loss and injury would result to one or more of the Company Entities and that damage arising out of such a breach may be difficult or impossible to ascertain. Accordingly, you agree that in addition to all other remedies provided at law or in equity, CommerceHub may petition and obtain from a court of law or equity all appropriate temporary, preliminary and permanent injunctive relief without the necessity of posting a bond or other security, except as may be required by applicable law.

13.                               Choice of Law; Venue; Severability; Waiver; Integration and Counterparts.  This Agreement will be interpreted in accordance with the laws of the State of New York as applicable to agreements wholly performed therein, but without reference to the conflicts of law provisions thereof.  An action to enforce this Agreement may only be brought in the Northern District of New York, or the Supreme Court of New York State, County of Albany.  If any provision of this Agreement is illegal or unenforceable, it will be deemed stricken from the Agreement and the remaining provisions of the Agreement will remain in full force and effect.  Any waiver by either party of any right to receive the benefit of or enforce any term or condition of this Agreement will not be deemed a continuing waiver of such right.  This Agreement, together with the Interim Release and the Second Release once executed and delivered, constitutes your entire understanding with CommerceHub as regards its subject matter, and supersedes and extinguishes all prior and/or contemporaneous oral and/or written understandings between you and CommerceHub regarding the subject matter of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.  In addition to any other lawful means of execution or delivery, this Agreement may be executed by facsimile signatures and may be delivered by the exchange of counterparts of signature pages by means of facsimile (including by email, PDF transmission, etc.).

14.                               Consideration Period and Revocation Periods.

a.              Revocation of this Agreement. By providing you this Agreement, CommerceHub is informing you that you have the right to consider the terms and conditions of this Agreement for a period not exceeding twenty-one (21) days prior to entering into this Agreement.  You agree that changes to this Agreement will not restart the running of the 21-day period.  You also understand that you may sign this Agreement at any time during the 21-day period, and agree that any decision by you to do so has not been induced or influenced by CommerceHub. You also understand that you have the right to revoke this Agreement during the seven (7) day period following the date you sign this Agreement (the “Agreement Revocation Period”), by giving CommerceHub written notice of your revocation (a “Agreement Revocation Notice”).  CommerceHub must receive the Agreement Revocation Notice at CommerceHub, Attention: General Counsel, ZEN Building, 201 Fuller Road, 6th Floor, Albany, NY 12203 by not later than the expiration of the Agreement Revocation Period.  This Agreement shall not become effective or enforceable until expiration of the Agreement Revocation Period without an Agreement Revocation Notice having been delivered.  By signing this Agreement, you certify that you have read the terms of this Agreement, that you have been advised by CommerceHub to consult an attorney of your own choice prior to executing this

Agreement, that you have had an opportunity to do so and that you understand this Agreement’s terms, conditions and effects, including the waiver and release; that you are receiving consideration from CommerceHub that you would not otherwise be entitled to receive; that you knowingly and voluntarily enter into this Agreement without fraud, duress, or any undue influence; and that you are not waiving any rights or claims that may arise after the date the Agreement is executed.

b.              Revocation of the Second Release. CommerceHub is informing you that you have the right to consider the terms and conditions of the Second Release for a period not exceeding twenty-one (21) days following the Date of Termination prior to entering into the Second Release. You agree that changes to the Second Release will not restart the running of the 21-day period.  You also understand that you may sign the Second Release at any time during the 21-day period following the Date of Termination. You also understand that you have the right to revoke the Second Release during the seven (7) day period following the date you sign it (a “Second Revocation Period”), by giving CommerceHub written notice of your revocation (the “Second Revocation Notice”).  CommerceHub must receive the Second Revocation Notice at CommerceHub, Attention: General Counsel, ZEN Building, 201 Fuller Road, 6th Floor, Albany, NY 12203 by not later than the expiration of the Second Revocation Period.  By signing the Second Release, you will be certifying that you have read the terms of the Second Release, that you have been advised by CommerceHub to consult an attorney of your own choice prior to executing the Second Release, that you have had an opportunity to do so and that you understand the Second Release’s terms, conditions and effects, including the waiver and release; that you are receiving consideration from CommerceHub that you would not otherwise be entitled to receive; that you knowingly and voluntarily enter into the Second Release without fraud, duress, or any undue influence; and that you are not waiving any rights or claims that may arise after the date the Second Release is executed.

c.               Revocation of the Interim Release. If the Interim Release Condition Applies, CommerceHub is informing you that you have the right to consider the terms and conditions of the Interim Release for a period not exceeding twenty-one (21) days following the last day of the Transition Period prior to entering into the Interim Release. You agree that changes to the Interim Release will not restart the running of the 21-day period.  You also understand that you may sign the Interim Release at any time during the 21-day period following the last day of the Transition Period. You also understand that you have the right to revoke the Interim Release during the seven (7) day period following the date you sign it (an “Interim Revocation Period”), by giving CommerceHub written notice of your revocation (the “Interim Revocation Notice”).  CommerceHub must receive the Interim Revocation Notice at CommerceHub, Attention: General Counsel, ZEN Building, 201 Fuller Road, 6th Floor, Albany, NY 12203 by not later than the expiration of the applicable Interim Revocation Period.  By signing the Interim Release, you will be certifying that you have read the terms of the Interim Release, that you have been advised by CommerceHub to consult an attorney of your own choice prior to executing the Interim Release, that you have had an opportunity to do so and that you understand the Interim Release’s terms, conditions and effects, including the waiver and release; that you are receiving consideration from CommerceHub that you would not otherwise be entitled to receive; that you knowingly and voluntarily enter into the Interim Release without fraud, duress, or any undue influence; and that you are not waiving any rights or claims that may arise after the date the Interim Release is executed.

15.                               Social Media Platforms. From and after the Date of Termination, you agree to remove from your accounts on any social media platform or networking site (including, but not limited to, Twitter, Facebook, and LinkedIn) any indication that you are currently employed by CommerceHub or any of the Company Entities.

16.                               Compliance with Section 409A.  To the extent that the provisions of Code Section 409A or any Treasury regulations promulgated thereunder are applicable to any amounts payable hereunder, CommerceHub and you intend that this Agreement will meet the requirements of such Internal Revenue Code (“Code”) section and regulations and that the provisions hereof will be interpreted in a manner that is consistent with such intent. You will cooperate with CommerceHub in taking such actions as CommerceHub may reasonably request to assure that this Agreement will meet the requirements of Code Section 409A and any regulations promulgated thereunder. In no event will CommerceHub be liable for any additional tax, interest or penalties that may be imposed on you under Code Section 409A or for any damages for failing to comply with Code Section 409A. CommerceHub and you intend that, to the maximum extent possible, any amounts paid pursuant to this Agreement shall qualify as a short-term deferral pursuant to Code Section 409A or as separation pay exempt from Code Section 409A. Unless otherwise permitted under Code Section 409A, all in-kind benefits, expenses or other reimbursements paid pursuant to this Agreement that are taxable income to you (i) will be paid no later than the end of the calendar year next following the calendar year in which you incur such expense; (ii) will not be subject to liquidation or exchange for another benefit; and (iii) the amount of expenses eligible for reimbursements or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year.  With respect to any amount that becomes payable to you under this Agreement upon your “separation from service,” as defined below, for any reason, notwithstanding any other provision of this Agreement to the contrary, if CommerceHub determines in good faith that you are a “specified employee” under Code Section 409A then, to the extent required under Code Section 409A, any amount that otherwise would be payable to you during the six-month period following your separation from service shall be suspended until the lapse of such six-month period (or, if earlier, the date of your death).  The amount that otherwise would be payable to you during such period of suspension shall be paid in a single payment on the day following the end of such six-month period (or, if such day is not a business day, on the next succeeding business day) or within 30 days following your death during such six-month period, provided that your death during such six-month period shall not cause the acceleration of any amount that otherwise would be payable on any date during such six-month period following the date of your death.  Any amounts not subject to the suspension described in the preceding sentence shall be paid as otherwise provided in this Agreement.  A “separation from service” means a separation from service with CommerceHub and all other persons or entities with whom CommerceHub would be considered a single employer under Section 414(b) or 414(c) of the Code, applying the 80% threshold used in such Code sections and the Treasury Regulations thereunder, all within the meaning of Code Section 409A.

Commerce Technologies, Inc.

		By:	/s/ Frank Poore
Frank Poore, Chief Executive Officer

ACKNOWLEDGED AND AGREED:

Signature:	/s/ Robert Marro
Printed Name:	Robert Marro
Date:	June 3, 2016

EXHIBIT 1

GENERAL RELEASE OF CLAIMS AND COVENANT NOT TO SUE

This General Release of Claims and Covenant Not to Sue (this “Release”) is provided in connection with the Release and Separation Agreement (“Agreement”) dated April 18, 2016 between the undersigned Robert Marro (“Employee”), and Commerce Technologies, Inc. (“CommerceHub” and, together with each of its direct or indirect parents, subsidiaries and affiliates, the “Company Entities”).  Capitalized terms used but not defined below shall have the meanings set forth in the Agreement.

1.                                      Release of Claims.  Except as set forth in Section 3 below, in consideration of the payments and benefits described in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Employee, for himself/herself, his/her heirs, beneficiaries, assigns and legal successors in interest, agrees to fully and forever release, discharge, indemnify and hold harmless each of the Company Entities (including, without limitation, CommerceHub and its direct or indirect parents, subsidiaries, and affiliates), and the respective directors, officers, shareholders, controlling persons, employees, agents, attorneys, and insurers, predecessors in interest, and successors in interest, and any affiliate of any of the foregoing (collectively, the “Released Persons”) of and from, and Employee hereby waives, any and all claims, suits, demands, actions and/or other causes of action, whether for contribution or indemnification, debts or other sums of money, covenants, contracts, agreements, promises, damages, judgments, settlements, fines, penalties or any other demands, liabilities or obligations of any kind or nature whatsoever, in law or at equity, asserted or unasserted, known or unknown, which Employee now has, ever had, or ever claimed to have had (collectively “Claims”) against any of the Released Persons occurring up to and including the date that Employee signs this Release, including without limitation, any Claims arising out of, connected with or in any way related to Employee’s employment with CommerceHub, the Employment Agreement  and/or the termination of Employee’s employment with CommerceHub, other than Employee’s right to enforce the terms of the Agreement.  Employee acknowledges and agrees that this release, discharge, indemnification and waiver includes, without limitation, any Claim based on any principles of tort or common law or on any foreign, local, state or federal statute, including those relating to age, sex, race, disability, religion, national origin, or other form of discrimination or any other employment related matter, including without limitation any Claims under the National Labor Relations Act; the Fair Labor Standards Act; the Occupational Safety and Health Act; the Employee Retirement Income Security Act of 1974; Title VII of the Civil Rights Act of 1964; the Racketeer Influenced and Corrupt Organizations Act; the Age Discrimination in Employment Act of 1967; the Vietnam Era Veterans’ Readjustment Assistance Act of 1972; the Older Workers Benefits Protection Act of 1989; the Americans with Disabilities Act of 1990; the Family Medical Leave Act of 1993; collection law; any other statutes or common law principles; the New York Human Rights Law, the New York Labor Law, the nondiscrimination and/or retaliation provisions of the New York Workers’ Compensation Law, and any other federal, state or local employment laws and regulations, and all common law claims of the State of New York, including, but not limited to, claims of express or implied contract, wrongful discharge, defamation, slander, intentional and negligent infliction of emotional distress, and all claims for attorneys’ fees, costs and expenses, and any other claims arising out of or related to Employee’s employment with CommerceHub, and the termination of that employment; provided, however, that this shall not affect Employee’s right to enforce the terms of the Agreement.

Employee acknowledges that Employee intends that this Release shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied.  Employee expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown, unsuspected or unanticipated Claims (notwithstanding any statute that expressly limits the effectiveness of a general release of unknown, unsuspected or unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied that may exist up to and including the date of this Release.  Employee acknowledges and agrees that this Release is an essential and material term of the Agreement, and CommerceHub is entering into the Agreement in reliance on such release.  Employee further agrees that if Employee brings a Claim seeking damages or relief against any Released Person, or if Employee seeks to recover against any Released Person in any Claim brought by a governmental agency on Employee’s behalf, this Release and the release set forth in the Agreement shall serve as a complete defense to such Claims, and

Employee shall reimburse each Released Person for any attorneys’ fees or expenses or other fees and expenses incurred in defending any such Claim.

Employee further agrees that Employee will not be entitled to and will disclaim and refuse relief from, or sought by, any administrative agency based upon or investigating any Claim or other matter released in this Release or the Agreement.

Without in any way limiting the generality of the foregoing release of Claims, Employee agrees that, other than the payment(s) in Sections 2 (Retention Benefits) and 4 (Vacation Pay) of the Agreement, Employee is not entitled to any other compensation, remuneration, bonus, severance, benefit, compensation, payment or incentive (including any capital stock, stock option, stock appreciation right or any other equity-based incentive) or any reimbursement of any expenses of any kind or nature or expectation of remuneration from any Released Person, whether pursuant to any pre-existing or contemporaneous oral or written agreement or otherwise.

2.                                      Covenant Not to Sue or Otherwise Pursue a Claim.  Except as described in Section 3 below, Employee represents that Employee has not and agrees that Employee will not file, claim or cause or permit to be filed or claimed, any action for legal or equitable relief (including damages, injunctive, declaratory, monetary or other relief) involving any Claim or other matter released in this Agreement.  If any such suit is filed against a Company Released Person in breach of this covenant not to sue, this covenant will, in each instance, constitute a complete defense to such suit.  If Employee violates any provision of Sections 1 (Release of Claims) or 2 (Covenant Not to Sue or Otherwise Pursue a Claim), one or more of the Company Released Persons will be entitled to recover from you any costs and attorneys’ fees incurred by any of them in defending such action.

3.                                      EEOC Proceedings. Nothing in this Release shall be deemed to prohibit Employee from filing a charge with, or participating in any investigation or proceeding conducted by, the U.S. Equal Employment Opportunity Commission (EEOC). This Release, however, does operate to prevent Employee from seeking or recovering monetary damages or other individual-specific relief in connection with any such investigation or proceeding.

Employee confirms that CommerceHub has informed Employee that he has the right to consider the terms and conditions of this Release for a period not exceeding twenty-one (21) days following the date of termination of his employment prior to entering into this Release.  Employee agrees that changes to this Release will not restart the running of the 21-day period.  Employee also understands that he may sign this Release at any time during the 21-day period, and agrees that any decision by him to do so has not been induced or influenced by CommerceHub.  Employee understands that he has the right to revoke this Release during the seven (7) day period following the date this Release is signed and delivered to CommerceHub (the “Revocation Period”) by giving CommerceHub written notice of revocation.  CommerceHub must receive the Revocation Notice at CommerceHub, Attention: General Counsel, ZEN Building, 201 Fuller Road, 6th Floor, Albany, NY 12203 by not later than the expiration of the 7-day Revocation Period.  This Release shall not become effective or enforceable until expiration of the Revocation Period without a Revocation Notice having been delivered.  By signing this Release, Employee certifies that he has read the terms of this Release, that he has been advised by CommerceHub to consult an attorney of his own choice prior to executing this Release, that he has had an opportunity to do so and that he understands this Release’s terms, conditions and effects, that he is receiving consideration from CommerceHub that he would not otherwise be entitled to receive; that he knowingly and voluntarily enter into this Release without fraud, duress, or any undue influence; and that he is not waiving any rights or claims that may arise after the date this Release is executed.

ACKNOWLEDGED AND AGREED:

Signature:
Printed Name:	Robert Marro
Date: